Exhibit 1

Monthly Data for March 2008
NIS GROUP CO., LTD.
(TSE:8571; NYSE:NIS)
The figures herein are based on Japanese GAAP, are unaudited, and may be subject to revision.

NIS GROUP CO., LTD.

NIS Group’s Main Operating Assets (Consolidated)

<Credit-related>

								(Millions of yen)

	2008/1			2008/2			2008/3

		YOY %	YTD %		YOY %	YTD %		YOY %	YTD %

Balance of loans receivable	172,629	(35.5)	(35.1)	168,079	(35.9)	(36.8)	145,941	(45.1)	(45.1)

Secured loans	84,388	(40.7)	(41.4)	82,861	(40.2)	(42.5)	72,017	(50.0)	(50.0)

SME loans	58,008	(32.3)	(30.6)	55,819	(34.2)	(33.2)	45,589	(45.4)	(45.4)

Consumer loans	25,295	(29.9)	(27.6)	24,378	(31.4)	(30.3)	23,448	(32.9)	(32.9)

Other loans	4,936	52.3	51.1	5,019	51.2	53.7	4,885	49.6	49.6

*The balance of loans receivable includes bankrupt and delinquent loans receivable.
*Secured loans include off-balance-sheet loans receivable as a result of securitization completed at the end of January 2008.
								(Millions of yen)

	2008/1			2008/2			2008/3

		YOY %	YTD %		YOY %	YTD %		YOY %	YTD %

Assets held for leases and installment loans (Japan)	9,602	(9.6)	(12.4)	9,559	(12.8)	(12.8)	9,124	(16.7)	(16.7)

*Installment loans exclude unearned revenue from installment loans.
								(Millions of yen)

	2008/1			2008/2			2008/3

		YOY %	YTD %		YOY %	YTD %		YOY %	YTD %

Guaranteed loans and accounts receivable	19,917	16.6	14.5	18,830	4.7	8.2	16,397	(5.8)	(5.8)

*The balance of guaranteed loans and accounts receivable includes accured interest.
*The balance of guaranteed loans and accounts receivable excludes reserve for guarantee losses.

(Recital)
*Nissin Leasing (China) became an affiliate accounted for under the equity method as of Feburuary 20, 2008.
As a result, operating assets for Nissin Leasing (China) are excluded from NIS Group’s main operating assets.
*Aprek became an affiliate accounted for under the equity method as of March 4, 2008.
As a result, operating assets for Aprek are excluded from NIS Group’s main operating assets.

1	NIS GROUP CO., LTD.

NIS Group’s Main Operating Assets (Consolidated)

<Principal-related>
								(Millions of yen)

	2008/1			2008/2			2008/3

		YOY %	YTD %		YOY %	YTD %		YOY %	YTD %

Real estate for sale in the servicing business and real estate for sale and real estate under construction for sale in the real estate business	43,651	(21.5)	(9.1)	43,971	(19.1)	(8.5)	44,958	(6.4)	(6.4)

								(Millions of yen)

	2008/1			2008/2			2008/3

		YOY %	YTD %		YOY %	YTD %		YOY %	YTD %

Purchased loans receivable	33,878	6.4	(2.6)	33,418	5.4	(3.9)	32,383	(6.9)	(6.9)

								(Millions of yen)

	2008/1			2008/2			2008/3

		YOY %	YTD %		YOY %	YTD %		YOY %	YTD %

Investment securities	18,941	(41.0)	(47.4)	30,082	(11.2)	(16.5)	27,752	(22.9)	(22.9)

Listed companies & Non-listed companies	15,195	(48.0)	(52.8)	14,581	(53.0)	(54.7)	12,740	(60.4)	(60.4)

Affiliates accounted for under the equity method	3,742	31.5	(1.1)	3,742	31.3	(1.1)	15,010	296.6	296.6

Others	3	(89.3)	(88.5)	11,758	—	—	1	(96.2)	(96.2)

Difference between market value and book value	(2,096)	—	—	(2,652)	—	—	109	—	—

*Listed investment securities are included at market value.

*Deemed securities are included.

2	NIS GROUP CO., LTD.

Delinquent Loans by Default Days (Non-Consolidated)

As of January 31, 2008								(Millions of yen)

	44-66 days overdue		67-96 days overdue		97 days or more overdue		Total		Balance of loans

	Amount	%	Amount	%	Amount	%	Amount	%	receivable

Secured loans	293	0.35	621	0.73	6,222	7.32	7,137	8.40	84,989

SME loans	1,915	3.73	1,171	2.28	5,646	11.00	8,733	17.01	51,328

Business Assist loans	1,381	4.40	859	2.74	4,905	15.62	7,146	22.75	31,410

Business Timely loans	534	2.68	311	1.57	740	3.72	1,587	7.97	19,918

Consumer loans (Smart Assist loans)	725	2.99	420	1.73	1,787	7.36	2,933	12.07	24,308

Others	73	4.72	30	1.98	93	6.04	197	12.74	1,547

Total	3,008	1.85	2,244	1.38	13,749	8.48	19,002	11.72	162,174

As of February 29, 2008								(Millions of yen)

	44-66 days overdue		67-96 days overdue		97 days or more overdue		Total		Balance of loans

	Amount	%	Amount	%	Amount	%	Amount	%	receivable

Secured loans	1,103	1.32	836	1.00	6,277	7.53	8,218	9.86	83,328

SME loans	1,075	2.17	1,363	2.74	6,283	12.65	8,722	17.56	49,661

Business Assist loans	595	1.97	1,043	3.45	5,338	17.62	6,977	23.04	30,290

Business Timely loans	479	2.47	319	1.65	945	4.88	1,744	9.00	19,371

Consumer loans (Smart Assist loans)	420	1.79	392	1.67	1,977	8.42	2,791	11.88	23,501

Others	32	2.19	28	1.88	98	6.62	159	10.69	1,494

Total	2,632	1.67	2,620	1.66	14,638	9.27	19,891	12.59	157,986

As of March 31, 2008								(Millions of yen)

	44-66 days overdue		67-96 days overdue		97 days or more overdue		Total		Balance of loans

	Amount	%	Amount	%	Amount	%	Amount	%	receivable

Secured loans	5,348	7.50	1,053	1.48	3,288	4.61	9,690	13.59	71,308

SME loans	1,017	2.24	478	1.05	5,039	11.07	6,535	14.36	45,503

Business Assist loans	594	2.11	462	1.64	5,027	17.85	6,084	21.60	28,170

Business Timely loans	422	2.44	16	0.09	11	0.07	450	2.60	17,332

Consumer loans (Smart Assist loans)	403	1.81	295	1.33	1,718	7.73	2,417	10.88	22,220

Others	36	2.78	1	0.13	32	2.51	71	5.41	1,314

Total	6,806	4.85	1,828	1.30	10,079	7.18	18,713	13.33	140,346

*“Others” include discount notes and unguaranteed consumer loans (First Plan loans).
*Bankrupt and delinquent loans receivable are included in the balance of loans receivable of each product.
*Secured loans include off-balance-sheet loans receivable as a result of securitization completed at the end of January 2008.

3	NIS GROUP CO., LTD.

Month-End Breakdown of Borrowings and Borrowing Rates (Non-Consolidate)

Borrowings by lender								(Millions of yen)

	2008/1		2008/2			2008/3		2007/3

	Amount	%	Amount	%		Amount	%	Amount	%

Indirect	94,018	54.36	82,792	54.56		71,162	51.48	143,124	52.58

Bank (other financial institutions)	50,520	29.36	49,408	32.56		41,063	29.71	88,705	32.59

Non-life insurance companies	2,075	1.21	2,075	1.37		2,062	1.49	2,199	0.81

Non-bank financial companies (including securities companies)	41,423	24.07	31,308	20.63		28,036	20.28	52,220	19.19

Direct*	78,075	45.37	68,958	45.44		67,065	48.52	129,057	47.42

Total	172,093	100.00	151,750	100.00		138,228	100.00	272,182	100.00

Borrowings by maturity								(Millions of yen)

	2008/1		2008/2			2008/3		2007/3

	Amount	%	Amount	%		Amount	%	Amount	%

Short-term borrowings	27,331	15.88	19,980	13.17		16,979	12.28	75,084	27.59

Long-term borrowings*	144,761	84.12	131,770	86.83		121,248	87.72	197,097	72.41

Long-term borrowings due within 1 year	94,287	54.79	82,549	54.40		84,215	60.92	77,557	28.49

Long-term borrowings due over 1 year	50,474	29.33	49,221	32.44		37,033	26.79	119,540	43.92

Total	172,093	100.00	151,750	100.00		138,228	100.00	272,182	100.00

Borrowing rates (weighted average)				(	%)

	2008/1	2008/2	2008/3	2007/3
	Borrowing	Borrowing	Borrowing	Borrowing
	rates	rates	rates	rates

Indirect	2.19	2.17	2.44		1.75

Bank (other financial institutions)	1.79	1.93	2.29		1.59

Non-life insurance companies	1.76	1.77	1.77		1.53

Non-bank financial companies (including securities companies)	2.67	2.55	2.72		2.03

Direct*	2.49	2.64	2.70		1.65

Total	2.33	2.39	2.57		1.70

* Figures include funds procured as a result of off-balance-sheet secured loans securitization completed at the end of January 2008.

4	NIS GROUP CO., LTD.